Exhibit 10.65

AWARD AGREEMENT

This Award Agreement (this “Agreement”), is made effective as of September 18, 2017, between Teva Pharmaceutical Industries Limited (the “Company”) and Mike McClellan (the “Participant”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Company’s 2015 Long-Term Equity-Based Incentive Plan (the “Plan”).

Pursuant to Sections 5 and 7 of the Plan, the Company hereby grants to the Participant as of the Grant Date (as defined below) the number of Options and/or Restricted Share Units (“RSUs”) (Options and RSUs are collectively and individually referred to herein as “Awards”) set forth below, subject to the terms and conditions contained herein and in the appendices attached hereto, as well as the terms and conditions of the Plan , and the Company’s Compensation Policy for Executive Officers and Directors (the “Compensation Policy”), which are incorporated herein in their entirety.

Options Granted:	12341
RSUs Granted:	4091
Grant Date:	September 18, 2017
Vesting Date:	Second anniversary of the Grant Date.
Option Exercise Price:	$16.99, the Fair Market Value per Share on the Grant Date
Option Expiration Date:	Tenth anniversary of the Grant Date

1. Options.

(A) Grant of Options. As set forth above, the Company hereby grants to the Participant, as of the Grant Date, the number of Options as set forth in the table above to purchase an equal number of Shares.

(B) No Obligation to Exercise Options. The grant and acceptance of Options pursuant to this Agreement do not impose any obligation on the Participant to exercise them,

2. Restricted Share Units.

(A) Grant of RSUs. As set forth above, the Company hereby grants to the Participant, as of the Grant Date, the number of RSUs as set forth in the table above.

(B) No Issuance at Grant. No Shares shall be issued or delivered to the Participant at the time the RSUs are granted.

3. Other Provisions.

(A) Vesting. The Awards granted hereunder shall vest and become exercisable or settle, as the case may be, as set forth in the table above.

(B) Termination of Employment. the treatment of Options and RSUs upon Termination, as applicable, any applicable Company policy as in effect from time to time is incorporated herein by reference and made a part hereof.

(C) Withholding. The Company or the Employer, or a third party holding Awards on behalf of the Participant, shall have the right to make all payments or distributions pursuant to this Agreement to the Participant net of any applicable taxes, fees or other required deductions, such as, but not limited to, income taxes, capital gains taxes, social security premiums, and custody fees, trustee charges, fees for exercise and/or transfer of any Award or its underlying Share payable by the Participant or required to be paid or withheld as a result of the exercise of an Option, the settlement of an RSU, the delivery of a Share or its transfer, and any other event occurring pursuant to the Plan or this Agreement, that necessitates the withholding of income, employment or capital gains taxes or any other required deductions or payments (hereinafter referred to as “Taxes”). The Company or the Employer, may withhold from wages or other amounts payable to the Participant such Taxes as may be required by law or otherwise payable by the Participant, or to otherwise require the Participant to pay such Taxes.

(D) Other Effective Documents; Other Agreements.

(i)The terms and provisions of the Compensation Policy are incorporated herein by reference and made a part hereof. In case of contradiction between the terms of this Agreement and/or its appendices and/or the Compensation Policy, it is agreed that the terms of the Compensation Policy shall prevail over the terms of this Agreement and any appendix,

(ii) The terms and provisions of the Plan are incorporated herein by reference and made a part hereof. In case of contradiction between the terms of this Agreement and/or its appendices and/or the Plan, it is agreed that the terms of the Plan shall prevail over the terms of this Agreement and any appendix, and that the terms of any appendix shall prevail over the terms of this Agreement. The Participant agrees to (x) execute and become a party to the agreements set forth in any appendix attached hereto, (y) the terms of an Award administration framework agreement and its terms and conditions, as may be set forth in an appendix or as requested by the Company or the Employer in the future, and shall also agree to such agreement in writing, and (z) to the extent applicable, to adhere to the terms of the Company’s insider trading policy. In addition to any restrictions on resale and transfer noted in the Plan, Shares acquired pursuant to the Plan may be subject to certain restrictions on resale imposed by local securities laws. Accordingly, the Participant is encouraged to seek legal advice prior to any resale of such Shares.

(iii) The Participant is advised to exercise caution regarding the Awards. If the Participant is in any doubt about any provisions of the Plan or this Agreement, the Participant should obtain independent professional advice. Receiving Awards may have tax consequences under local tax laws. Neither Teva nor any of its Affiliates is responsible for, and has not provided, any advice to the Participant regarding the Plan or the Awards, including but not limited to legal, investment or tax advice.

(iv) By accepting the Awards, the Participant acknowledges his or her consent to receive the documents relating to participation in the Plan and evidencing the Awards in the English language only. The Participant also confirms that he or she fully understands the contents of the English language versions of such documents. Further, the Participant acknowledges that he or she is fluent, and regularly conducts business, in the English language as a part of his or her duties and responsibilities to Teva.

(v) The Participant acknowledges and agrees that, if the Participant’s employment location changes or the Participant’s employment transfers to a different Employer, whether the Participant will be able to continue participating in the Plan will depend on the Participant’s circumstances and will be determined by Teva in its discretion in accordance with the Plan.

(E) Clawback/Recoupment Policy. By signing this Agreement, the Participant grants the Employer a power of attorney to deduct from any payments clue to Me Participant by the Employer, any amounts owed by him under Section 21(e) of the Plan and/or any applicable Compensation Policy provision, in accordance with applicable law.

(F) Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

(G) Governing Law. This Agreement (including, for the avoidance of doubt, any appendices attached hereto) shall be construed and interpreted in accordance with the local laws of country where the Participant is or was last employed by the Employer without giving effect to the principles of the conflicts of laws thereof.

(H) Entire Agreement; Modification. This Agreement (together with any appendices attached hereto) and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended, or rescinded only by a written agreement executed by both parties.

(I) No Employee-Employer Relationship. Nothing in this Agreement shall create employee-employer relationship between the Company and the Participant.

(J) Counterparts: Electronic Signature. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signature of this Agreement, unless otherwise stipulated in any appendix, may be by electronic or digital means.

By accepting the Award, the Participant hereby certifies that the Participant (A) has been furnished with all relevant information and materials with respect to the terms and conditions of the Award, (B) has read and understands such information and materials, (C) is fully aware and knowledgeable of the terms and conditions of the Award, and (D) completely and voluntarily agrees to the terms and conditions of the Award, as set forth in the Plan and this Agreement.

I acknowledge that I have read this Agreement and all appendices and I

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